SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                      [x]
Filed by a Party other than the Registrant   [ ]
Check the appropriate box:
[x] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive  Additional  Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         FISCHER-WATT GOLD COMPANY, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)() and 0-11.
         1)  Title of each class of securities to which transaction applies:

         2)  Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4)  Proposed maximum aggregate value of transaction:

         5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)  Amount Previously Paid:

         2)  Form, Schedule or Registration Statement No.:

         3)  Filing Party:

         4)  Date Filed:

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
                         FISCHER-WATT GOLD COMPANY, INC.

                     [FISCHER-WATT GOLD COMPANY, INC. LOGO]

To the Stockholders of Fischer-Watt Gold Company, Inc. (the "Corporation"):

     NOTICE IS HEREBY GIVEN, that the 1997 Annual Meeting of the Stockholders of the Corporation will be held at the Corporation's principal executive offices located at 1621 North Third Street, Suite 1000, Coeur d'Alene, Idaho, on Friday, August 22, 1997 at 10:00 A.M., Pacific Daylight Time, for the following purposes:

     1. to elect six members to the Board of Directors to serve until the next Annual Meeting and until their successors are elected;

     2. to ratify and approve an amendment to the articles of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 200,000,000 and to eliminate the presently authorized 250,000 shares of preferred stock; and

     3. to transact any other business which may properly come before the Annual Meeting, or any adjournment thereof.

     July 8, 1997 has been fixed as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. All stockholders are cordially invited to attend the meeting in person; however, to ensure your representation at the meeting please complete, sign, date and return the enclosed proxy card as soon as possible in the postage prepaid envelope enclosed for that purpose.

                                              By Order of the Board of Directors


                                              Gerald D. Helgeson
                                              Secretary

Coeur d'Alene, Idaho
July 15, 1997

                         FISCHER-WATT GOLD COMPANY, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 22, 1997

                                 PROXY STATEMENT

     The Board of Directors of Fischer-Watt Gold Company, Inc. (the "Corporation") is soliciting proxies, the form of which is enclosed, to be used at the Annual Meeting of Stockholders to be held on Friday, August 22, 1997, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The meeting will be held at the Corporation's principal executive offices located at 1621 North Third Street, Suite 1000, Coeur d'Alene, Idaho 83814. This proxy statement and the accompanying proxy card, along with the Corporation's Annual Report on Form 10-KSB/A for the fiscal year ended January 31, 1997, are first being sent to stockholders on or about July 15, 1997.

     The shares of common stock ("Common Stock") represented by properly executed proxies received by the Corporation will be voted as specified by the stockholder. If no specifications are given, the Common Stock represented by the proxy will be voted FOR the election of the nominees for directors set forth herein, FOR the proposed amendment to the articles of incorporation and, at the discretion of the proxy holders upon such other business as may properly come before the meeting or any adjournment thereof. A stockholder who has given a proxy may revoke it at any time before it is voted at the meeting by filing with the Secretary of the Corporation a document revoking it, by submitting a properly executed proxy bearing a later date, or by attending the meeting and voting in person.

     The expense of soliciting proxies will be borne by the Corporation. Proxies will be solicited principally by mail, but directors, officers and regular employees of the Corporation, who will receive no additional compensation, may solicit proxies by any appropriate means. The Corporation will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners.

     YOU ARE REQUESTED, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, TO COMPLETE, SIGN AND DATE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                      VOTING SECURITIES AND SHARE OWNERSHIP

     As of July 8, 1997 there were 32,314,760 shares of Common Stock, $.001 par value per share, and no shares of the Preferred Stock of the Corporation issued and outstanding. Only stockholders of record as of the close of business on July 8, 1997 are entitled to vote at the meeting and any adjournment thereof. Each stockholder is entitled to one vote for each share, either in person or by proxy, upon each matter to come before the meeting. The presence in person or by proxy of stockholders holding of record a majority of the outstanding shares shall be necessary and sufficient to constitute a quorum for transaction of business at the meeting.

     The Corporation believes that pursuant to Nevada law and the articles of incorporation and bylaws of the Corporation, abstentions and broker non-votes are counted for purposes of determining the presence of a quorum, have no effect on the election of directors, and have the effect of a vote against the proposed amendment to the articles of incorporation.

     The following table sets forth, as of July 8, 1997, information with respect to the beneficial ownership of Common Stock by (i) each person known to the Corporation to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director and named executive officer of the Corporation and (iii) all directors and executive officers of the Corporation as a group.

         Name and Address of                         Amount and nature of                        % of
         beneficial owner                            beneficial ownership                        Class
         -------------------                         --------------------                        -----
         U.S. World Gold Fund/                        4,000,000 shares                            12.01%
         U.S. Global Resources                        owned directly
         7900 Callaghan Road                          Note 1
         San Antonio, TX 78229

         Kennecott Exploration Company               2,048,000 shares                               6.34%
         P.O. Box 11248                              owned directly
         Salt Lake City, UT 84147

         CIBC Wood Gundy                             2,040,000 shares                               5.94%
         161 Bay Street, Sixth Floor                 owned directly
         Toronto, Ontario M5J 258                    Note 2

         Anthony P. Taylor                           1,741,694 shares                               5.36%
         1500 Kestrel Court                          owned directly,
         Reno, NV 89509                              Note 3

         James M. Seed                               1,184,000 shares                               3.63%
         Director                                    owned directly and
         Astra Ventures                              indirectly, Note 4
         One Citizen Plaza
         Providence, RI 02903

         Peter Bojtos                                1,150,000 shares                               3.51%
         Officer and Director                        owned directly and
         2582 Taft Court                             indirectly, Note 5
         Lakewood, CO 80215

                                       2



         Name and Address of                         Amount and nature of                        % of
         beneficial owner                            beneficial ownership                        Class
         -------------------                         --------------------                        -----
         George Beattie                              501,000 shares                                 1.53%
         Officer and Director                        owned directly,
         1410 Cherrywood Drive                       Note 6
         Coeur d'Alene, ID 83814

         Gerald D. Helgeson                          400,000 shares                                 1.22%
         Officer and Director                        owned indirectly,
         3770 Poppy Lane                             Note 7
         Fallbrook, CA 92028

         Jorge E. Ordonez                            No shares                                        0.0%
         Director                                    owned directly
         Av. Paseo de las Palmas
         Torres Palmas
         Lomas de Chapultepec
         Mexico 11000 D.F. Mexico

         Directors and Executive                     4,976,694 shares                             14.55%
         Officers as a Group                         owned directly,
         (eight persons)                             and indirectly

     Note 1 - Together U.S. World Gold Fund and U.S. Global Resources, owns 3,000,000 shares directly, and warrants to purchase 1,000,000 shares.

     Note 2 - CIBC Wood Gundy owns special warrants exercisable into 1,360,000 shares and warrants to purchase 680,000 shares.

     Note 3 - Anthony P. Taylor owns 1,541,694 shares and options to purchase 200,000 shares.

     Note 4 - James M. Seed owns 5,700 shares, and no options or warrants directly, but various related trusts own 844,900 shares and own warrants to purchase 333,400 shares.

     Note 5 - Peter Bojtos owns 360,000 shares, warrants to purchase 180,000 shares, and options to purchase 100,000 shares. His wife owns 340,000 shares and warrants to purchase 170,000 shares.

     Note 6 - George Beattie owns 1,000 shares and options to purchase 500,000 shares.

     Note 7 - Gerald D. Helgeson's wife owns options to purchase 400,000 shares.

                      ELECTION OF DIRECTORS -- PROPOSAL (1)

     The Corporation currently has six directors. Unless you specify otherwise on the accompanying proxy, it will be voted for George Beattie, Gerald D. Helgeson, Anthony P. Taylor, Peter Bojtos, James M. Seed and Jorge Ordonez, the nominees for directors to serve until the next Annual Meeting of Stockholders and until their successors are elected. All of the nominees have consented to serve if elected. Directors will be elected by a plurality of the votes cast at the meeting by stockholders entitled to vote at the meeting.

         If any nominee should become unavailable to serve, the proxies will be voted for a substitute nominee designated by the Board of Directors in its sole discretion. The Board of Directors knows of no reason to anticipate that this will occur. Each of the nominees is presently a director of the Corporation.

     The following table sets forth certain information as to all directors and executive officers of the Corporation.

                                    Positions Held               Directorship
     Name                    Age    With the Corporation         Held Since
     ----                    ---    --------------------         ------------

     George Beattie           69    Director                     August 27, 1993
                                    Chairman of Board
                                    Chief Executive Officer
                                    President

     Gerald D. Helgeson       63    Director                     March 14, 1994
                                    Secretary

     Anthony P. Taylor        55    Director                     June 2, 1994

     Peter Bojtos             48    Director                     April 24, 1996
                                    Vice Chairman
                                    Vice President

     James M. Seed            56    Director                     June 1, 1996

     Jorge E. Ordonez         57    Director                     June 12, 1996

     Michele D. Wood          31    Chief Financial Officer
                                    Assistant Secretary

     R.M. (Mike) Robb         56    Vice President of Operations

     There are no family relationships by blood, marriage or adoption among any of the directors or executive officers of the Corporation.

     GEORGE BEATTIE
     --------------
     George Beattie, born November 22, 1927, has an Engineer of Mines degree from the Colorado School of Mines. He has been active in the mineral industry since 1960, working up from front line supervisory positions to Director of Mining for Callahan Mining Corporation and General Manager, Western Mines for United Nuclear Corp. In 1980, Mr. Beattie formed Mineral Advisors, Inc., a consulting firm offering expertise in the development and management of mineral projects. He is also recognized as an expert in the application of explosives, and has served as a consultant for Western States Energy in the Pacific Northwest. Mr. Beattie became Chief Executive Officer and Chairman of the Board of Fischer-Watt Gold Company, Inc., on August 27, 1993. Mr. Beattie devotes all of his business time to the affairs of the Corporation.

     GERALD D. HELGESON
     ------------------
     Gerald Helgeson was born in St. Cloud, Minnesota on October 3, 1933. After graduating from the University of Minnesota in 1955, Mr. Helgeson founded Jack Frost, Inc., which became the largest integrated poultry complex in the Upper Midwest. In addition, Mr. Helgeson was a member of the Young President's Organization. Mr. Helgeson is now semi-retired and resides in Fallbrook, California and he presently belongs to the Los Angeles YPO Graduate Group. Mr. Helgeson has been a director of the Corporation since March 14, 1994. Although Mr. Helgeson was appointed Vice President of the Corporation in October 1995, he is not an executive officer of the Corporation. Mr. Helgeson serves as a member of the Audit Committee.

     ANTHONY P. TAYLOR
     -----------------
     Dr. Anthony Taylor, born June 29, 1941, was educated in England where he obtained Bsc and Ph.D. degrees at the University of Durham and Manchester, respectively. He began his career with Cominco International Exploration in 1964 and worked in England, Ireland, Mexico and Australia. In 1968 he joined the Selection Trust organization and worked on western Australia nickel deposits before moving to South Africa where, in 1975, he was appointed Manager-East Shield with responsibility for exploration in the eastern half of the Republic. There he was responsible for platinum, base metal and gold exploration which resulted in two discoveries. Transferred to the USA, Dr. Taylor became associated with the development of the Alligator Ridge Mine. In 1979 he was promoted to Exploration Manager and, later, General Manager, Exploration, in the USA for Selection Trust and, subsequently, BP Minerals International. From 1990 to 1996, he served as President and Director of Great Basin Exploration and Mining Company, a company he formed in June 1990 to conduct grass roots exploration in North America on behalf of overseas investors. Dr. Taylor was appointed a Director of Fischer-Watt Gold Company in June 1994. Following the merger of Great Basin Exploration and Mining with the Corporation, Dr. Taylor served as the Corporation's Vice President, Exploration, until September 16, 1996.

     JORGE E. ORDONEZ
     ----------------
     Jorge Ordonez, born October 22, 1939 in Tulsa, Oklahoma, is a certified professional engineer in Mexico who resides in Mexico City. He received his degree in Geological Engineering from the Universidad Nacional Autonoma de Mexico in Mexico City in 1962 and his Masters from Stanford University in 1965. As President of Ordonez Profesional, S.C., Jorge Ordonez is a consultant to

World Bank, international and Mexican Mining Companies, and the Mexican government. In addition to his affiliation with the Corporation, Mr. Ordonez is presently Managing Director of Altos Hornos de Mexico, S.A. de C.V., Managing Director of Grupo Gan, Mining Division, Managing Director of Minera Carbonifera Rio Escondido, Vice President of Minera Montoro, S.A. and a member of the Board of Directors of Hecla Mining Company (NYSE-USA). The Mexican National Geology Award was awarded to Mr. Ordonez in 1989, recognizing contributions made to the mining industry as an Academician with the Mexican Academy of Engineering and in leading roles with the Mexican Silver Council, the Silver Institute and the North America Society of Economic Geologists. He has been a Director of Fischer-Watt Gold Company, Inc. Since June 5, 1996. Mr. Ordonez serves as a member of the Audit Committee.

     PETER BOJTOS
     ------------
     Peter Bojtos, P. Eng., was born on March 26, 1949 and received a Bachelor of Science Honours degree in Geology from Leicester University, England. He has an extensive background in the mining industry, with over 25 years in exploration, production and corporate management. From August 1993 until 1995, Mr. Bojtos was President and Chief Executive Officer of Greenstone Resources Ltd. From 1992 to August 1993 he was President and Chief Executive Officer of Consolidated Nevada Goldfields Corporation. Mr. Bojtos held several key positions, including Vice-President of Corporate Development, during his twelve years with Kerr Addison Mines, Limited, including that of President of RFC Resources and New Kelore Mines Ltd. He is also on the board of directors of several Canadian resource companies. Mr. Bojtos became a Vice President and Vice Chairman of the Board of Directors of Fischer-Watt Gold Company, Inc., in April 1996.

     JAMES M. SEED
     -------------
     James Seed was born on April 4, 1941. He was graduated from Brown University in 1963 and received his MBA from Stanford University in 1965. He is Chairman, President and Owner of The Astra Ventures Incorporated and The Astra Projects Incorporated, privately owned land development companies focusing on creating building sites in the Minneapolis suburban communities and a community surrounding a Robert Trent Jones, II championship golf course. He has been with these companies since 1979. From November 1979 to May 1989, he was the President and Owner of Buffinton Box Company. From February 1971 to November 1979, Mr. Seed was with Fleet Financial Group, spending his last two years there as Treasurer of the Corporation. Mr. Seed is a Commissioner of Rhode Island Investment Commission and a Trustee of The Galaxy Funds, an $8.4 billion family of 33 mutual funds. He was a Trustee of the Corporation, Brown University from 1984 to 1990. Mr. Seed became a Director of Fischer-Watt Gold Company, Inc. on June 1, 1996. Mr. Seed serves as a member of the Audit Committee.

     MICHELE D. WOOD
     ---------------
     Michele Wood, born August 4, 1965, has a Bachelor of Science degree from the University of Idaho and is a certified public accountant in the State of Idaho. Ms. Wood has held senior accounting positions with Hecla Mining Company, Magnuson McHugh & Co.,P.A. and KPMG Peat Marwick. She has served on a contract basis as the Corporation's Chief Financial Officer effective April 15, 1996 and in that capacity was appointed the Corporation's principal financial and accounting officer on September 20, 1996. By appointment of President George Beattie and Action of the board, Ms. Wood discontinued her independent contract and was employed by the Corporation as of November 1, 1996. As an employee, she continues serving as Chief Financial Officer. On December 3, 1996, Mrs. Wood was additionally appointed Assistant Secretary of the Corporation.

     R.M. (MIKE) ROBB

     Mike Robb is an Idaho native born in Nampa on May 16, 1940. He earned his Bachelor of Science from the University of Idaho in 1963 and continued his Master's studies at the Universities of Arizona and New Mexico. A registered Professional Engineer in five states, Mr. Robb's career experience spans thirty years and includes managerial and consultant responsibilities in each of those states as well as the countries of Iran, Spain, Panama, and Mexico. A partial listing of corporate affiliations includes positions with Anaconda Company, United Nuclear Corporation, Los Alamos Technical Associates, and Boliden International Mining. Throughout these years, following active duty in Vietnam, Mr. Robb served the Marine Corps Reserve until 1993 as Captain to Colonel. Mr. Robb's affiliation with the Corporation began with independent consulting assignments throughout the past eleven years. On January 20, 1997 he accepted full time employment and was appointed Vice President of Operations on February 1, 1997.

Information Regarding the Board of Directors

     The Board of Directors held one meeting during the fiscal year ended January 31, 1997 and took action by unanimous written consent on 24 occasions. During the fiscal year ended January 31, 1997 no director attended fewer than 75% of the aggregate of (i) the total number of meetings held by the Board of Directors (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees on which he served (during the periods that he served). The Corporation has an Audit Committee of the Board of Directors but does not have a standing nominating or compensation committee.

Audit Committee

     The Audit Committee's function is to review and evaluate the Corporation's accounting principles, its system of internal controls, and the services performed by the Corporation's independent public accountants. The Audit Committee was established in December 1996 and did not meet during the fiscal year ended January 31, 1997.

Compensation

     The following table present the compensation awarded to, earned by, or paid to Mr. George Beattie, the Chief Executive Officer, of the Corporation, the only executive officer whose total annual salary and bonus exceeds $100,000.

                           SUMMARY COMPENSATION TABLE

                                    Annual Compensation                Long Term Compensation
         Name and
         Principal Position         Fiscal Year      Salary $          Securities, underlying options/SARs
         ------------------         -----------      --------          -----------------------------------

         George Beattie,            1997             100,000
         President, CEO             1996              93,500
                                    1995              80,000           500,000 shares

     The Corporation's chief executive officer is also a director. Directors receive no cash compensation for their services except directors who are not employees receive a communications allowance of $250 each six months. Over the past three years non-employee directors have been issued stock options as compensation for serving as a director, the exercise price of which was based on fair market value of the stock as of the date of grant, vest after one year's service and expire five years after vesting. Pursuant to this program Gerald D. Helgeson has been granted options to purchase 400,000 shares of stock, Anthony
P. Taylor has been granted options to purchase 200,000 shares of stock, Peter Bojtos has been granted options to purchase 100,000 shares of stock and Larry J. Buchanan, who resigned as a director in June 1996 has been granted options to purchase 200,000 shares of stock. Continuance of this program is currently being evaluated.

     Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-end Option/SAR Values:

                                                                    Value of Unexercised
                    Number of Securities Underlying Unexercised     In-the-Money Options/SARs
                    Options/SARs at January 31, 1997                at January 31, 1997
Name                Exercisable/Unexercisable                       Exercisable/Unexercisable
----                -------------------------------------------     -------------------------

George Beattie                    500,000/-0-                              $50,000/$-0-

     George Beattie is currently being paid at the rate of $100,000 per year on the basis of a two year employment contract dated September 1, 1993 which has been renewed and extended to September 1, 1997. Under the terms of the employment contract, George Beattie was granted options on 500,000 shares at $.20 per share which vest at the rate of 20,000 shares per month. In addition to a monthly salary and stock options, a bonus may be paid at the discretion of the Board of Directors. The agreement provides for termination on 30 days notice by either party. In the event of termination of the contract by the Corporation, Mr. Beattie would be entitled benefits of $500,000 payable at a rate of $100,000 per year for five years.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, the Corporation's executive officers, directors, and persons who beneficially own more than 10% of the Corporation's Common Stock are required to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Common Stock. Copies of such reports are required to be furnished to the Corporation. Based solely on its review of the copies of such reports furnished to the Corporation, the Corporation believes that:

     1. Michele D. Wood, an executive officer, has not filed one report indicating her receipt of an option to purchase shares on a timely basis.

     2. R.M. (Mike) Robb, an executive officer, has not filed one report indicating his receipt of an option to purchase shares on a timely basis.

Certain Relationships and Related Transactions

     Larry Buchanan was a director of the Corporation from July 15, 1994 until June 5, 1996 in addition to being involved with various projects and companies that are related to the Corporation's business. Dr. Buchanan received compensation as a consulting geologist of $11,000 plus interest on overdue bills of $1,631 in fiscal 1996. Dr. Buchanan is a Vice President of the firm Begeyge Minera Ltda. ("BG&G"), that received compensation of $13,000 for consulting geological services in fiscal 1996. BG&G holds a royalty interest in the Minas de Oro property in Honduras that the Corporation sold its interest in May, 1995. BG&G also holds a royalty interest in the Rio Tinto, Honduras property in which the Corporation incurred costs of $15,000 in the year ended January 31, 1996. The Corporation abandoned the Rio Tinto interests during the first quarter of fiscal 1995. In addition, on June 1, 1995, for his services as a Director, Dr. Buchanan received an option to purchase 100,000 shares of Common Stock of the Corporation at an exercise price of $.0625 per share.

     Jorge E. Ordonez became a Director of the Corporation on June 5, 1996 replacing Mr. Buchanan. Mr. Ordonez has numerous interests and is a director of Hecla Mining Company, which is also in the business of mining precious metals. Mr. Ordonez is a principal shareholder in Minera Montoro S.A. de C.V.
("Montoro"), a Mexican corporation. The Corporation holds a 65% interest in Montoro. During the past two fiscal years no significant or material transactions have occurred between the Corporation and Montoro.

     Peter Bojtos became an officer and director of the Corporation on April 24, 1996. Mr. Bojtos had been engaged on August 25, 1995 by the Corporation, on a non-exclusive basis as an independent contractor to raise funds for the Corporation in the form of issuance of restricted Common Stock and warrants to purchase additional shares. He was compensated in cash at the rate of 10% of the amount raised. He was paid $81,000 for those services. Mr. Bojtos purchased 180,000 units of that offering under the same terms and conditions as the other subscribers which consisted of 360,000 shares of restricted Common Stock and warrants to purchase an additional 180,000 shares at any date prior to August 31, 1997 for $.30 per share. Lynn Bojtos, wife of Peter Bojtos, purchased an additional 170,000 shares, under these same terms and conditions. In March of 1996, he was again engaged to raise funds for the Corporation. The Corporation completed a $5 million foreign offering outside the United States pursuant to Regulation "S". Mr. Bojtos was granted for services to the Corporation an option to purchase 100,000 shares of Common Stock of the Corporation after February 20, 1997 at an exercise price of $.37 per share.

     Anthony P. Taylor, a director of the Corporation since June 1994, an officer of the Corporation during 1996, and an officer, director and major shareholder of GBM when the Corporation acquired GBM through a merger that was completed on January 29, 1996 (see Note 2). As a result of the merger, Dr. Taylor received 1,541,694 shares of restricted Common Stock of The Corporation in exchange for his shares of GBM. Following the merger of GBM with the Corporation, Dr. Taylor served as the Corporation's Vice President, Exploration until September 16, 1996. Dr. Taylor received a Corporation vehicle with an estimated fair market value of $23,375, less debt assumed of $15,638 during fiscal 1997. Dr. Taylor received compensation as a consulting geologist of $13,200 in fiscal 1997. In addition, for his services as a Director, since 1995 Dr. Taylor has received options to purchase 200,000 shares of Common Stock of the Corporation at an exercise price of $.0625 and $.72 per share.

     On June 5, 1996, James M. Seed was appointed a director of the Corporation. Prior to becoming a director, Mr. Seed and several entities affiliated with Mr. Seed purchased 333,400 shares of an offering of restricted Common Stock and warrants under the same terms and conditions as the other subscribers (see Note 7 of the Financial Statements set forth in the Form 10-KSB/A for the fiscal year ended January 31, 1997).

     Michele Wood, an officer of the Corporation since November 1, 1996 received compensation of $51,125 for financial consulting services in fiscal 1997. In addition, on November 1, 1996, Ms. Wood received an option to purchase 100,000 shares of Common Stock at an exercise price of $.56 per share.

     R.M. (Mike) Robb, P.E. was hired by the Corporation on January 20, 1997 and appointed to the position of Vice President of Operations on February 1, 1997. Mr. Robb had served the Corporation as an exploration and due diligence consultant intermittently during the prior ten years. Upon acceptance of the position of the officer of the Corporation, Mr. Robb was granted an option to purchase 100,000 shares of the Common Stock of the Corporation at an exercise price of $.53 per share.

     Kennecott Exploration Company, who owns 2,048,000 shares of the Corporation's Common Stock, loaned the Corporation $500,000 in March 1992. Kennecott had a joint venture with the Corporation on the Minas de Oro property in Honduras. In May 1995, both Kennecott and the Corporation sold their interests in the Minas de Oro property to a third party. In connection with that sale, The Corporation received $150,000 and the $500,000 debt and accrued interest owed to Kennecott was canceled. A $641,000 gain on the sale of this property was recorded on the fiscal 1996 statement of operations. During fiscal 1997, the Corporation delivered to Kennecott Exploration Company a promissory note in the amount of $700,000 for the purchase of the Castle property (See Item 2-Description of Property). The promissory note bears interest at an annual interest rate equal to the prime or base rate, or legal rate, if less. Principal and interest are due on September 30, 1998 or at the option of the Corporation, by issuance of 1,000,000 (one million) shares of the Corporation's Common Stock.

     In November 1995, together U.S. World Gold Fund and U.S. Global Resources Fund (related parties) acquired 2,000,000 shares of Common Stock and warrants to purchase 1,000,000 shares of Common Stock at $.30 per share at any time prior to August 31, 1997, pursuant to the November 1995 private offering. The securities were sold as units and were purchased at price of $.30 per unit, the same price paid by other purchasers in such offering.

     In March 1996, CIBC Wood Gundy acquired special warrants exercisable (without payment of any further consideration) into 1,360,000 shares of Common Stock and warrants to purchase 680,000 share of Common Stock at $.75 per share any time prior to February 28, 1998, pursuant to the March 1996 foreign offering. CIBC Wood Gundy paid $1.06 per special warrant, the equivalent price paid by other purchasers in such offering.

     The Board of Directors recommends a vote "FOR" election of all nominees.

              AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
               THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND
                 TO ELIMINATE THE PRESENTLY AUTHORIZED SHARES OF
                         PREFERRED STOCK -- PROPOSAL (2)

     Unless you specify otherwise on the accompanying proxy card, it will be voted for the proposed amendment.

Description

     The proposed amendment to the Corporation's articles of incorporation would increase the number of authorized shares of Common Stock from 50,000,000 to 200,000,000 and would eliminate the 250,000 authorized shares of preferred stock. The text of the proposed amendment is attached as Exhibit A to this proxy statement.

Reasons for and Effects of Amendment

     Pursuant to Article IV of the Corporation's articles of incorporation as presently in effect, the Corporation is authorized to issue 50,000,000 shares of Common Stock, par value $.001 per share, and 250,000 shares of preferred stock, par value $2.00 per share. If the proposed amendment is approved, the total number of authorized shares of Common Stock will be increased to 200,000,000 and the authorized shares of preferred stock will be eliminated. As of July 8, 1997, 32,314,760 shares of Common Stock were issued and outstanding, 12,321,750 shares of Common Stock were reserved for issuance pursuant to outstanding stock options and warrants, 1,360,000 shares of Common Stock were reserved for issuance pursuant to outstanding special warrants and warrants to be issued upon exercise of such special warrants, 185,624 shares of Common stock are reserved for issuance in satisfaction of a $100,000 face amount debt obligation, and 1,000,000 shares of Common Stock are issuable, at the Corporation's option, in satisfaction of a $700,000 debt obligation. Accordingly, 47,182,134 shares of Common Stock are presently either issued and outstanding, reserved for issuance, or issuable at the Corporation's option to satisfy a debt obligation. No shares of the Corporation's preferred stock are issued and outstanding or reserved for issuance.

     At the present time the Corporation has only minimal shares of Common Stock remaining for issuance. The proposed amendment will provide the Corporation with additional authorized and unissued shares of Common Stock which may be used for various corporate purposes, including but not limited to: (i) possible future financings, business combination and acquisition transactions; (ii) stock splits and stock dividends; (iii) stock incentive and compensation plans or programs; and (iv) other corporate purposes. If approved, the increased number of authorized shares of Common Stock will be available for issuance from time to time for such purposes and consideration as the Board of Directors may approve and no further vote of the stockholders of the Corporation will be required, except as provided under applicable law or if the rules of any stock exchange or other market system on which the Corporation's shares of Common Stock are then listed or traded apply. The availability of additional shares for issuance, without the delay and expense of obtaining the approval of stockholders at a special meeting, will afford the Corporation greater flexibility in acting upon proposed transactions. Except as set forth above, there are no existing plans, arrangements or understandings regarding the issuance of shares of the Corporation's Common Stock.

     The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock of the Corporation now authorized. Holders of Common Stock do not have preemptive rights to subscribe to additional securities which may be issued by the Corporation. The increase in the number of shares of Common Stock which the Corporation is authorized to issue would not, by itself, have any effect on the rights of existing stockholders.

     The ability of the Board of Directors of the Corporation to approve the issuance of the increased number of authorized shares of Common Stock might discourage a takeover attempt because the issuance of additional shares could dilute the voting power of the Corporation's Common Stock then outstanding. The Corporation is not aware of any effort to accumulate the Corporation's Common Stock or to obtain control of the Corporation by tender offer or proxy fight and the Corporation has no present intention to use the increased number of shares of authorized Common Stock for anti-takeover purposes. However, the Board of Directors of the Corporation retains the right to use the newly authorized shares for such purpose, and there can be assurance that the Board of Directors of the Corporation will not do so.

     The presently authorized shares of preferred stock of the Corporation were authorized for issuance and were previously issued and outstanding in connection with a specific transaction in the late 1980's but were subsequently converted into Common Stock. The Corporation has no present intention to issue preferred stock and, as a part of the proposed amendment, is therefore seeking authorization to eliminate the presently authorized 250,000 shares of preferred stock. The Board of Directors may seek stockholder approval of authorization of preferred stock in the future, if deemed necessary or desirable, but has no present intention to do so.

     The affirmative vote of the majority of the outstanding shares of Common Stock entitled to vote at the meeting, is necessary for the adoption of the proposed amendment.

     The Board of Directors recommends a vote "FOR" adoption of the proposed amendment.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Corporation has not yet selected independent public accountants to audit the financial statements of the Corporation for the fiscal year ending January 31, 1998 because the Audit Committee has not yet reviewed and evaluated the services performed by BDO Seidman, LLP, the Corporation's independent public accountants for the fiscal year ended January

31, 1997. Therefore, ratification of the appointment of the Corporation's independent public accountants for the year ending January 31, 1998 is not being sought. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

     The following disclosure was previously reported in the Corporation's Current Report on Form 8-K, dated January 5, 1996, its Current Report on Form 8-K/A, dated January 12, 1996, and its Current Report on Form 8-K, dated March 29, 1996.

     By letter dated January 5, 1996, Arthur Andersen LLP notified the Corporation of confirmation that the client-auditor relationship between the Corporation and Arthur Andersen LLP had ceased. Since the Corporation did not dismiss Arthur Andersen LLP as its auditors, the Corporation treated such letter as a resignation.

     During the fiscal years ended January 31, 1994 and 1995 and the interim period from January 31,1995 through January 5, 1996, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     The Arthur Andersen LLP report on the financial statements for the fiscal years ended January 31, 1994 and 1995 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles except as follows:

         "The Report of Independent Public Accountants on the financial statements of Fischer-Watt Gold Company, Inc. as of and for the two years ended January 31, 1995 was modified to refer to "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has had negative cash flow from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in this regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

     By letter dated January 10, 1996, Arthur Andersen LLP stated that it was in agreement with the statements above.

     On March 29, 1996 the Corporation engaged BDO Seidman, LLP as it's principal independent accountant.

                                 OTHER BUSINESS

     The Board of Directors does not know of any other business to be presented at the meeting and does not intend to bring before the meeting any matter other than the proposals described herein. However, if any other business should properly come before the meeting, or any adjournment thereof, the person(s) named in the accompanying proxy will have discretionary authorization to vote all proxies in accordance with their best judgment.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Corporation at its principal executive offices at 1621 North Third Street, Suite 1000, Coeur d'Alene, Idaho 83814, on or before March 17, 1998.



Dated:  July 15, 1997

                                    EXHIBIT A

                  TEXT OF PROPOSED AMENDMENT TO THE ARTICLES OF
                INCORPORATION OF FISCHER-WATT GOLD COMPANY, INC.



     Article IV of the Articles of Incorporation shall be amended in its entirety to read as follows:

                                   Article IV
                                   ----------
                                 Capitalization
                                 --------------

     Section 1. The total number of shares of all classes which the Corporation has authority to issue is 200,000,000, all of which shall be Common Stock, par value $.001 per share.

     Section 2. Cumulative voting shall not be allowed in the election of Directors or for any other purpose.

     Section 3. No holder of any shares of Common Stock of the Corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing such rights or options to subscribe for, purchase or otherwise acquire such shares.

     Section 4. All shares, Common and Preferred, after the amount fixed by the Board of Directors has been paid, shall be subject to no further assessment to pay the debts of the Corporation and no stock issued as fully paid-up shall ever be assessable or assessed and these Articles of Incorporation shall not and cannot be amended, regardless of the vote therefor, so as to amend, modify or rescind this Section 4 of Article IV.

                            APPENDIX - FORM OF PROXY

                         FISCHER-WATT GOLD COMPANY, INC.
               PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                 AUGUST 22, 1997

    The signer(s) hereby appoint(s) George Beattie, Gerald D. Helgeson and Peter Bojtos, or any one of them, with power of substitution in each, proxies to vote all Common Stock of the signer(s) in Fischer-Watt Gold Company, Inc. at the Annual Meeting of Stockholders, to be held August 22, 1997, and at all adjournments thereof, as specified on the matters indicated hereon, and in their discretion on any other business that may properly come before such Meeting. This proxy is solicited on behalf of the Board of Directors. The Board of Directors recommends a vote FOR election of the nominees for directors and the proposed amendment to the articles of incorporation set forth below. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. DO NOT FOLD, STAPLE, OR MUTILATE.

1. ELECTION OF DIRECTORS - To elect the following six directors to serve until the next Annual Meeting of Stockholders and until their successors are elected:

George Beattie, Gerald D. Helgeson, Anthony P. Taylor, Peter Bojtos, James M. Seed and Jorge Ordonez

         [ ] Vote For all Nominees*        [ ] Withhold vote for all Nominees

*To withhold authority to vote for any Nominee write the Nominee's name here:
--------------------------------------------------------------------------------

2. RATIFY AND APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 200,000,000 AND TO ELIMINATE THE PRESENTLY AUTHORIZED 250,000 SHARES OF PREFERRED STOCK.

     [ ] FOR                   [ ] AGAINST             [ ] ABSTAIN

     The shares represented by this Proxy will be voted as directed by the stockholder(s) hereon. Signature(s) should be exactly as addressed. When signing as Attorney, Executor, Administrator, Personal Representative, Trustee or Guardian, please give your full title as such. If this Proxy is signed and returned but no direction is indicated, this Proxy will be voted FOR the election of directors and Item 2 as set forth in the Proxy Statement dated July 15, 1997.

                                        Dated                            , 1997
                                              ---------------------------

                                        ----------------------------------------
                                        Signature(s) of Stockholder(s)